UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 5, 2008

KRANTI RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-142096	98-0513655
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6705 Tomken Rd.

Suite 211

Mississauga, Ontario L5T 2J6

Canada
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (905) 670-0663

103-8138 120th Street
Surrey, B.C.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 5, 2008, Mr. Aaron Lessing resigned his position as a member of the Board of Directors.  There have been no disagreements between Mr. Lessing and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Lessing and provided him with an to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he or she does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

Effective September 5, 2008, Mr. Benny Gill resigned his positions as President, Principal Executive Officer and Principal Accounting Officer.  Mr. Gill retains his position as a member of the Board of Directors.

Effective September 5, 2008, Ms. Rimpal Samra was appointed a member of the Board of Directors.

Effective September 5, 2008, Mr. Jaskarn (“Jazz”) Samra, was appointed President, Secretary, Treasurer, Principal Financial Officer, Principal Executive Officer, Principal Accounting Officer and a member of the Board of Directors.  Mr. Samra and Ms. Samra are husband and wife.

Other than as previously referenced, there are no family relationships between Mr. Samra and the officers/directors of the Company.  Following is a brief description of Mr. Samra’s business experience:

Mr. Samra received a Diploma in Criminology from Kwantlen College, Surrey, British Columbia.  He also received an Immigration Practitioner Certificate from Seneca College, Toronto, Ontario.  Since 1994, Mr. Samra has been the publisher and owner of Voice Media Group, which operates two bi-weekly East Indian Cultural Newspapers and a daily radio program which caters to the South Asian Community in Greater Toronto Area.  Mr. Samra monitors the on-going operations of the newspaper and staff.  Since 1999, he has been a Director and Controller of MCICS Immigration Services of Mississauga, Ontario, a full-service company specializing in immigration consultancy and post landing services.  He monitors the on-going operations of the immigration consultancy business and manages five staff members.  He is also actively involved in business development, marketing and sales.

There have been no transactions with Mr. Samra since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant.

Section 8 – Other Events

Item 8.01 Other Events

Effective September 12, 2008, the Company changed its corporate address to:

6705 Tomken Rd.

Suite 211

Mississauga, Ontario L5T 2J6

Canada

The new phone number for the office is (905) 670-0663.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Jazz Samra

Jazz Samra, President